UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

Commission file number of the issuing entity: 333-130755-06

Bank of America Commercial Mortgage Trust 2007-1
(Exact name of issuing entity as specified in its charter)

Eurohypo AG, New York Branch
(Exact name of sponsor as specified in its charter)

Bank of America Commercial Mortgage Inc.
(Exact name of registrant as specified in its charter)

Commission file number of depositor: 333-130755

North Carolina	56-1950039
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

214 North Tyron Street, NC1-027-22-03 Charlotte, North Carolina	28255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code, is (704) 386-8509

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Change in Control of Trustee.  Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, N.A. (“Bank of America”) and Banc of America Securities LLC (“BAS”), has acquired ABN AMRO North America Holding Company, parent company of LaSalle Bank Corporation and LaSalle Bank National Association (“LaSalle”), from ABN AMRO Bank N.V. (the “Acquisition”).  LaSalle is the trustee for the certificates offered pursuant to the Prospectus Supplement dated February 15, 2007 (the “Offered Certificates”).  Bank of America is a sponsor and the master servicer with respect to the Offered Certificates.  Its affiliates, Banc of America Commercial Mortgage Inc. and BAS, are also the issuer and an underwriter, respectively, with respect to the Offered Certificates.

Certain ERISA Considerations.  Please note that Bank of America and LaSalle have been in continuous discussions with the Office of Exemptions at the U. S. Department of Labor (the “Department”) with regard to securing a temporary retroactive exemption beginning on the date of the Acquisition.  The exemption application was formally submitted to the Department on September 25, 2007 with the Department’s assurance that it would receive their prompt attention.

THE PROVISION OF THIS NOTICE IS IN NO RESPECT A REPRESENTATION BY BANK OF AMERICA, LASALLE OR ANY OTHER PERSON OR ENTITY THAT THE ACQUISITION, HOLDING OR DISPOSITION OF ANY AFFECTED SECURITY MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THE ACQUISITION, HOLDING OR DISPOSITION OF ANY AFFECTED SECURITY IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

SIGNATURES*
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF AMERICA COMMERCIAL MORTGAGE INC.
Date:	October 5, 2007	By:

/s/ Peter Cookson
Name: Peter Cookson
Title: Senior Vice President